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                       TO BE EFFECTIVE NOVEMBER 30, 2000

                    AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                   STRONG SHORT-TERM GLOBAL BOND FUND, INC.

     The undersigned Vice President and Assistant Secretary of Strong Short-Term Global Bond Fund, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of common stock of Strong Short-Term Global Bond Fund as the Class Z series of Strong Advisor Short Duration Bond Fund; to create the new Class A series, Class B series, Class C series, and Class L series of Strong Advisor Short Duration Bond Fund; and create Strong Advisor Aggressive High-Yield Bond Fund as an additional class of common stock having four series: Class A series, Class B series, Class C series, and Class L series, as indicated below.

     "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.01 per share. Subject to the following paragraph the authorized shares are classified as follows:

Class                             Series      Authorized Number of Shares
-----                             ------      ---------------------------

Strong Advisor Aggressive
High-Yield Bond Fund              Class A     Indefinite
                                  Class B     Indefinite
                                  Class C     Indefinite
                                  Class L     Indefinite
Strong Advisor Short Duration
  Bond Fund                       Class A     Indefinite
                                  Class B     Indefinite
                                  Class C     Indefinite
                                  Class L     Indefinite
                                  Class Z     Indefinite'"

     This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on November 10, 2000 in accordance with
Section 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Class A series, Class B series, Class C series, or Class L series of each of Strong Advisor Short Duration Global Bond Fund and Strong Advisor Aggressive High-Yield Bond Fund have been issued.
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     Executed in duplicate this 6th day of November, 2000.


                                STRONG SHORT-TERM GLOBAL BOND
                                FUND, INC.


                                By: _________________________
                                    Cathleen A. Ebacher, Vice President and
                                       Assistant Secretary


This instrument was drafted by:

Susan A. Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051